EXHIBIT 99.1

N E W S             R E L E A S E

FOR IMMEDIATE RELEASE	CONTACT:

Mary Kerr
Vice President
Investor and Public Relations
(717) 751-3071
mkerr@bonton.com

THE BON-TON STORES, INC. ANNOUNCES NEW LONG-TERM PRIVATE LABEL

CREDIT CARD PROGRAM AGREEMENT WITH ALLIANCE DATA

York, PA, December 20, 2011 — The Bon-Ton Stores, Inc. (NASDAQ: BONT) today announced it has signed a new, multi-year private label credit card program agreement with Alliance Data (NYSE: ADS), a leading provider of loyalty and marketing solutions. Under the terms of the agreement, Alliance Data, through its bank subsidiary, will provide end-to-end proprietary credit card services from account acquisition to multi-channel marketing and customer service. Bon-Ton’s current proprietary credit card program will remain in place until the accounts portfolio conversion occurs, which is anticipated in the second quarter of fiscal 2012. Customers should continue to use their Bon-Ton credit cards in the same manner as they do today.

The Bon-Ton Stores, Inc., with corporate headquarters in York, Pennsylvania and Milwaukee, Wisconsin, operates 276 department stores, which includes 11 furniture galleries, in 23 states in the Northeast, Midwest and upper Great Plains under the Bon-Ton, Bergner’s, Boston Store, Carson Pirie Scott, Elder-Beerman, Herberger’s and Younkers nameplates and, under the Parisian nameplate, stores in the Detroit, Michigan area. The stores offer a broad assortment of national and private brand fashion apparel and accessories for women, men and children, as well as cosmetics and home furnishings. For further information, please visit the investor relations section of the Company’s website at http://investors.bonton.com.

Certain information included in this press release contains statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which may be identified by words such as “may,” “could,” “will,” “plan,” “expect,” “anticipate,” “estimate,” “project,” “intend” or other similar expressions, involve important risks and uncertainties that could significantly affect results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. Factors that could cause such differences include, but are not limited to, risks related to retail businesses generally; a significant and prolonged deterioration of general economic conditions which could negatively impact the Company, including the potential write-down of the current valuation of intangible assets and deferred taxes; changes in the terms of the Company’s proprietary credit card program; potential increase in pension obligations; consumer spending patterns, debt levels, and the availability and cost of consumer credit; additional competition from existing and new competitors; inflation; deflation; changes in the costs of fuel and other energy and transportation costs; weather conditions that could negatively impact sales; uncertainties associated with expanding or remodeling existing stores; the ability to attract and retain qualified management; the dependence upon relationships with vendors and their factors; a data security breach or system failure; the ability to reduce or control SG&A expenses; the incurrence of unplanned capital expenditures; the ability to obtain financing for working capital, capital expenditures and general corporate purpose; the impact of new regulatory requirements including the Credit Card Accountability Responsibility and Disclosure Act of 2009 and the Health Care Reform Act; the inability or limitations on the Company’s ability to favorably adjust the valuation allowance on deferred tax assets; the financial condition of mall operators; Mr. Bergren’s continued willingness to serve as chief executive officer; and the successful search for a new chief executive officer. Additional factors that could cause the Company’s actual results to differ from those contained in these forward-looking statements are discussed in greater detail under Item 1A of the Company’s Form 10-K filed with the Securities and Exchange Commission.